Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2009 SECOND QUARTER RESULTS

New York, New York - July 29, 2009 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the second quarter ended July 4, 2009. Reported revenues for the second quarter of 2009 were $804 million, as compared with $829 million for the second quarter of 2008. The decrease in revenues of 3.1% was reflective of overall economic conditions that continue to affect retail sales in general. While the wholesale jeanswear division reported increased revenues of 28.5% compared with the same period in the prior year, revenues declined as expected in the other divisions.

The Company reported adjusted earnings per share ("EPS") of $0.29 for the second quarter of 2009, as compared with adjusted earnings per share of $0.20 in the same period last year. These results exclude charges related to the consent solicitation of noteholders, the cash tender offer for outstanding 4.250% Senior Notes due November 2009 and the termination of the revolving credit facility, and certain other charges (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported earnings per share of $0.15 per share for the second quarter of 2009, as compared with earnings per share of $0.12 for the same period last year. The 2009 second quarter results include, among other items, charges of approximately $10 million ($6 million after tax) related to the consent solicitation and tender offer and the termination of the revolving credit facility, and net charges of $8 million ($5 million after tax) related to other cost savings initiatives.

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated: "We are pleased with our results for the second quarter and the effectiveness of our efforts to manage inventories, costs and expenses, which have proven to be critical in navigating through this unique economic situation. Our revenues were slightly higher than our previous guidance and our gross margin improved from last year, even as we provided additional markdown assistance to our customers. Operating margins increased in each of our wholesale businesses and we were profitable in our retail business, both of which were very gratifying in the face of this highly promotional environment."

Cash provided by continuing operating activities during the six months was $74 million, compared with cash provided by continuing operations of $98 million in the same period last year. The year-over-year change in cash provided is primarily due to changes in working capital flows and lower operating earnings.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "Our balance sheet, liquidity and cash flow remain strong. We ended the quarter with $113 million of cash and our revolver remains undrawn, after completing the tender offer for approximately $240 million of debt. Our total debt balance is $559 million, $221 million less than a year ago, and our debt to total capitalization ratio, net of cash, is 27.2%. Inventories and expenses are well controlled and at what we believe to be the appropriate level for the current environment. We will, however, continue to keep a close focus on these areas, as well as on our supply chain management, throughout the remainder of 2009."

Retail Improvement Strategy Update

The Company continues to execute on its previously-announced retail improvement plan to right-size the retail portfolio, with the goal of enhancing segment profitability and improving return on invested capital. The Company has been working constructively with its landlords and now plans to exit approximately 240 locations throughout 2009 and 2010, and will also continue to test and evaluate new concepts, such as ShoeWoo. As of July 29, 2009, the Company remains on track with its plan and has exited 48 locations. The Company now anticipates expense savings and the elimination of unprofitable store locations to improve results by $4 million in 2009, $15 million in 2010 and $21 million in 2011. These actions will also reduce future capital expenditures relating to such locations.

The following notable events have recently occurred:

  signed an agreement with Kurt Geiger Ltd. to license and distribute the Nine West and Easy Spirit brands in the United Kingdom and Ireland beginning with the Spring 2010 product lines;

  increased the Company's ownership interest in international licensing partner GRI Group Limited to 25%;

  entered into a new $650 million senior secured three-year revolving credit facility; and

  completed the purchase of approximately 97% of the $250 million principal amount outstanding of 4.250% Senior Notes due November 2009.

Mr. Card concluded: "We are benefitting from the initiatives that we began last year to streamline our organization, optimize our distribution network and update our technology infrastructure. Furthermore, we continue to position the Company for the ultimate economic recovery and are taking the steps to strengthen and begin to increase sales of our core brands by offering well-designed products of good quality and at price-points that fit today's economy. We continue, however, to remain cautious in our outlook for the remainder of 2009."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of August 14, 2009 for payment on August 28, 2009.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through August 4, 2009 and may be accessed by dialing 877-344-7529. Enter account number 431915. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About Jones Apparel Group, Inc.

Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, footwear under the Dockers Women brand licensed from Levi Strauss & Co., and apparel under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the tightening of the credit markets and our ability to obtain credit on satisfactory terms;

  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to attract and retain qualified executives and other key personnel;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	SECOND QUARTER				SIX MONTHS

	2009		2008		2009		2008

Net sales	$793.4	98.7%	$820.2	98.9%	$1,672.9	98.7%	$1,783.6	98.8%
Licensing income	10.3	1.3	9.0	1.1	21.8	1.3	20.5	1.1
Other revenues	0.2	0.0	0.2	0.0	0.3	0.0	0.7	0.0

Total revenues	803.9	100.0	829.4	100.0	1,695.0	100.0	1,804.8	100.0
Cost of goods sold	521.8	64.9	547.0	66.0	1,119.6	66.1	1,201.7	66.6

Gross profit	282.1	35.1	282.4	34.0	575.4	33.9	603.1	33.4
SG&A expenses	240.0	29.9	256.9	31.0	519.6	30.7	537.6	29.8

Income from operations	42.1	5.2	25.5	3.1	55.8	3.3	65.5	3.6
Net interest expense and financing costs	(19.8)	(2.5)	(9.8)	(1.2)	(32.7)	(1.9)	(19.6)	(1.1)
Loss and costs associated with repurchase of 4.250% Senior Notes	(2.0)	(0.2)	-	-	(2.0)	(0.1)	-	-
Gain on sale of interest in Australian joint venture	-	-	0.5	0.1	-	-	0.8	0.0
Equity in loss of unconsolidated affiliate	(0.2)	(0.0)	-	-	(0.5)	(0.0)	-	-

Income before provision for taxes	20.1	2.5	16.2	2.0	20.6	1.2	46.7	2.6
Provision for income taxes	7.0	0.9	5.6	0.7	7.2	0.4	16.5	0.9

Net income	$13.1	1.6%	$10.6	1.3%	$13.4	0.8%	$30.2	1.7%

Earnings per share (1)
Net income	$13.1		$10.6		$13.4		$30.2
Less: income allocated to participating securities	(0.5)		(0.1)		(0.5)		(0.5)

Income available to common stockholders	$12.6		$10.5		$12.9		$29.7

Common shares outstanding - diluted	81.8		83.8		81.7		84.3
Earnings per share - diluted	$0.15		$0.12		$0.16		$0.35
Percentages may not add due to rounding.
(1)

Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

JONES APPAREL GROUP, INC.
SELECTED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data	SECOND QUARTER		SIX MONTHS

	2009	2008	2009	2008

Net income (as reported)	$13.1	$10.6	$13.4	$30.2
Provision for income taxes	7.0	5.6	7.2	16.5
Gain on sale of Mexican operations	-	(0.2)	-	(0.2)
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	2.0	-	2.0	-
Write-off of line of credit fees (b)	7.9	-	7.9	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (c)	-	-	22.6	-
Severance and other expenses related to restructuring activities and certain other charges (d, e, f)	7.9	9.7	20.8	28.3

Adjusted income before provision for taxes	37.9	25.7	73.9	74.8
Adjusted provision for income taxes	13.6	8.8	25.8	26.4

Adjusted net income	24.3	16.9	48.1	48.4
Less: adjusted income allocated to participating securities	(1.0)	(0.4)	(1.9)	(0.9)

Adjusted income available to common stockholders	$23.3	$16.5	$46.2	$47.5

Earnings per share - diluted (as reported)	$0.15	$0.12	$0.16	$0.35
Provision for income taxes	0.08	0.07	0.08	0.19
Gain on sale of Mexican operations	-	-	-	-
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	0.02	-	0.02	-
Write-off of line of credit fees (b)	0.10	-	0.10	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (c)	-	-	0.27	-
Severance and other expenses related to restructuring activities and certain other charges (d, e, f)	0.10	0.11	0.24	0.33

Adjusted income before taxes	0.45	0.30	0.87	0.87
Adjusted provision for income taxes	0.16	0.10	0.30	0.31

Adjusted earnings per share - diluted	$0.29	$0.20	$0.57	$0.56

Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-	$-	$-
Wholesale jeanswear (d)	0.5	2.3	2.1	9.2
Wholesale footwear and accessories	-	-	-	-
Retail (c)	0.1	-	0.1	-
Licensing, other & eliminations (d)	-	0.5	-	0.5

Total	$0.6	$2.8	$2.2	$9.7

Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (f)	$0.2	$0.6	$2.9	$(0.2)
Wholesale jeanswear (d, f)	1.1	6.4	6.5	22.8
Wholesale footwear and accessories (e, f)	6.0	1.7	10.1	3.6
Retail (c, f)	0.5	0.3	23.9	0.6
Licensing, other & eliminations (d, f)	0.1	0.7	-	1.5

Total	$7.9	$9.7	$43.4	$28.3

Adjusted segment margins
Wholesale better apparel	8.6%	8.1%	12.8%	12.6%
Wholesale jeanswear	10.7	4.0	10.3	6.9
Wholesale footwear and accessories	4.8	4.4	6.8	6.9
Retail	1.5	3.0	(9.9)	(5.3)

Total	6.2%	4.2%	5.8%	5.2%

(a)	2009 includes the loss and costs associated with the repurchase of 4.250% Senior Notes.
(b)	2009 includes the write-off of deferred financing fees related to our prior revolving credit facility.
(c)	2009 includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.
(d)	2009 and 2008 include costs related to the exit from or restructuring of certain moderate sportswear lines. 2008 also includes costs related to the repositioning of l.e.i. as an exclusive product for Walmart.
(e)	2009 and 2008 include severance related to the restructuring of our costume jewelry business and certain charges associated with the bankruptcy of our former U.K. licensee.
(f)	2009 and 2008 include severance and other expenses related to restructuring activities and certain other charges.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended July 4, 2009
Revenues from external customers	$202.7	$221.2	$185.9	$183.8	$10.3	$803.9
Intersegment revenues	29.4	0.6	9.8	-	(39.8)	-

Total revenues	232.1	221.8	195.7	183.8	(29.5)	803.9

Segment income	$19.8	$22.7	$3.3	$2.3	$(6.0)	42.1

Segment margin	8.5%	10.2%	1.7%	1.3%		5.2%
Net interest expense						(19.8)
Loss and costs associated with repurchase of 4.250% Senior Notes						(2.0)
Equity in loss of unconsolidated affiliate						(0.2)

Income before provision for income taxes						$20.1

Segment revenues	$232.1	$221.8	$195.7	$183.8	$(29.5)	$803.9
Adjustments affecting segment revenues	-	0.5	-	0.1	-	0.6

Adjusted segment revenues	$232.1	$222.3	$195.7	$183.9	$(29.5)	$804.5

Segment income	$19.8	$22.7	$3.3	$2.3	$(6.0)	$42.1
Adjustments affecting segment income	0.2	1.1	6.0	0.5	0.1	7.9

Adjusted segment income	$20.0	$23.8	$9.3	$2.8	$(5.9)	$50.0

Adjusted segment margin	8.6%	10.7%	4.8%	1.5%		6.2%

For the fiscal quarter ended July 5, 2008
Revenues from external customers	$235.0	$172.2	$215.6	$197.5	$9.1	$829.4
Intersegment revenues	30.3	0.8	15.4	-	(46.5)	-

Total revenues	265.3	173.0	231.0	197.5	(37.4)	829.4

Segment income	$20.9	$0.6	$8.5	$5.5	$(10.2)	25.3

Segment margin	7.9%	0.3%	3.7%	2.8%		3.1%
Net interest expense						(9.8)
Gain on sale of Mexican operations and interest in Australian joint venture						0.7

Income before provision for income taxes						$16.2

Segment revenues	$265.3	$173.0	$231.0	$197.5	$(37.4)	$829.4
Adjustments affecting segment revenues	-	2.3	-	-	0.5	2.8

Adjusted segment revenues	$265.3	$175.3	$231.0	$197.5	$(36.9)	$832.2

Segment income	$20.9	$0.6	$8.5	$5.5	$(10.2)	25.3
Adjustments affecting segment income	0.6	6.4	1.7	0.3	0.7	9.7

Adjusted segment income	$21.5	$7.0	$10.2	$5.8	$(9.5)	$35.0

Adjusted segment margin	8.1%	4.0%	4.4%	3.0%		4.2%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal six months ended July 4, 2009
Revenues from external customers	$494.4	$449.5	$404.3	$325.0	$21.8	$1,695.0
Intersegment revenues	68.6	1.5	28.4	-	(98.5)	-

Total revenues	563.0	451.0	432.7	325.0	(76.7)	1,695.0

Segment income (loss)	$69.3	$40.0	$19.3	$(56.1)	$(16.7)	55.8

Segment margin	12.3%	8.9%	4.5%	(17.3% )		3.3%
Net interest expense						(32.7)
Loss and costs associated with repurchase of 4.250% Senior Notes						(2.0)
Equity in loss of unconsolidated affiliate						(0.5)

Income before provision for income taxes						$20.6

Segment revenues	$563.0	$451.0	$432.7	$325.0	$(76.7)	$1,695.0
Adjustments affecting segment revenues	-	2.1	-	0.1	-	2.2

Adjusted segment revenues	$563.0	$453.1	$432.7	$325.1	$(76.7)	$1,697.2

Segment income (loss)	$69.3	$40.0	$19.3	$(56.1)	$(16.7)	$55.8
Adjustments affecting segment income	2.9	6.5	10.1	23.9	-	43.4

Adjusted segment income (loss)	$72.2	$46.5	$29.4	$(32.2)	$(16.7)	$99.2

Adjusted segment margin	12.8%	10.3%	6.8%	(9.9% )		5.8%

For the fiscal six months ended July 5, 2008
Revenues from external customers	$566.4	$392.8	$468.2	$356.3	$21.1	$1,804.8
Intersegment revenues	70.2	1.9	35.7	-	(107.8)	-

Total revenues	636.6	394.7	503.9	356.3	(86.7)	1,804.8

Segment income (loss)	$80.2	$5.0	$31.1	$(19.4)	$(31.6)	65.3

Segment margin	12.6%	1.3%	6.2%	(5.4% )		3.6%
Net interest expense						(19.6)
Gain on sale of Mexican operations and interest in Australian joint venture						1.0

Income before provision for income taxes						$46.7

Segment revenues	$636.6	$394.7	$503.9	$356.3	$(86.7)	$1,804.8
Adjustments affecting segment revenues	-	9.2	-	-	0.5	9.7

Adjusted segment revenues	$636.6	$403.9	$503.9	$356.3	$(86.2)	$1,814.5

Segment income (loss)	$80.2	$5.0	$31.1	$(19.4)	$(31.6)	65.3
Adjustments affecting segment income	(0.2)	22.8	3.6	0.6	1.5	28.3

Adjusted segment income (loss)	$80.0	$27.8	$34.7	$(18.8)	$(30.1)	$93.6

Adjusted segment margin	12.6%	6.9%	6.9%	(5.3% )		5.2%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	July 4, 2009	July 5, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$112.5	$322.2
Accounts receivable	366.6	382.6
Inventories	428.4	466.7
Prepaid income taxes	9.1	25.2
Deferred taxes	22.9	23.8
Other current assets	32.2	50.6

TOTAL CURRENT ASSETS	971.7	1,271.1
Property, plant and equipment, at cost, less accumulated depreciation and amortization	258.1	305.4
Goodwill	160.7	974.6
Other intangibles, less accumulated amortization	589.7	616.9
Deferred taxes	13.1	-
Other assets	114.6	58.0

	$2,107.9	$3,226.0

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$20.9	$-
Current portion of long-term debt and capital lease obligations	10.2	4.2
Accounts payable	158.7	215.3
Income taxes payable	-	13.8
Accrued expenses and other current liabilities	109.0	124.7

TOTAL CURRENT LIABILITIES	298.8	358.0

NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	527.6	775.9
Income taxes payable	11.4	-
Deferred taxes	-	14.8
Other	75.6	67.4

TOTAL NONCURRENT LIABILITIES	614.6	858.1

TOTAL LIABILITIES	913.4	1,216.1

STOCKHOLDERS' EQUITY	1,194.5	2,009.9

	$2,107.9	$3,226.0

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Six Months Ended
	July 4, 2009	July 5, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13.4	$30.2

Adjustments to reconcile net income to net cash provided by operating activities:
Loss and costs associated with repurchase of 4.250% Senior Notes	2.0	-
Amortization of employee stock options and restricted stock	6.6	9.1
Depreciation and other amortization	37.6	41.4
Impairment losses on property, plant and equipment	21.2	-
Provision for losses on accounts receivable	1.8	4.7
Deferred taxes	7.8	26.7
Write-off of deferred financing fees	7.9	-
Other items, net	1.0	(0.7)
Changes in operating assets and liabilities:
Accounts receivable	(7.9)	(50.5)
Inventories	82.0	57.1
Accounts payable	(72.9)	(8.6)
Other assets and liabilities, net	(26.8)	(11.2)

Total adjustments	60.3	68.0

Net cash provided by operating activities	73.7	98.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13.9)	(38.4)
Investment in GRI Group Limited	(15.2)	(20.0)
Other	-	7.0

Net cash used in investing activities	(29.1)	(51.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of 4.250% Senior Notes, including consent fees and related costs	(252.4)	-
Costs related to secured revolving credit agreement	(30.0)	-
Net increase in short-term borrowings	20.9	-
Dividends paid	(8.5)	(24.1)
Other	(1.6)	(1.6)

Net cash used in financing activities	(271.6)	(25.7)

EFFECT OF EXCHANGE RATES ON CASH	1.2	(1.7)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(225.8)	19.4
CASH AND CASH EQUIVALENTS, BEGINNING	338.3	302.8

CASH AND CASH EQUIVALENTS, ENDING	$112.5	$322.2